                                                                    Exhibit 14.2



Dear Investor:


Thank you for your interest in the Acorn Funds. The documents contained in this packet may be used to establish a Salary Incentive Match Plan IRA, also known as a SIMPLE-IRA. SIMPLE-IRAs are a new type of individual retirement account that became available for the first time in 1997. A SIMPLE-IRA plan must be established by an employer (including a self-employed person), and it enables all eligible employees of the employer to elect to have up to $6,000 per year deducted from their paychecks on a before-tax basis and deposited directly into a SIMPLE-IRA maintained for the individual employee. The employer is also generally required to make contributions, as described in more detail below.

Because of the differences between a SIMPLE-IRA and other types of IRAs, the forms contained in the regular Acorn Funds IRA booklet cannot be used to establish a SIMPLE-IRA. Instead, you must use the forms contained in this packet. However, the Disclosure Statement contained in the regular IRA booklet includes important information that also applies to a SIMPLE-IRA. You should carefully review the Disclosure Statement included in the Acorn Funds IRA Booklet, before using the forms in this booklet to establish a SIMPLE-IRA.

Whether you are opening a new SIMPLE-IRA, making your annual SIMPLE-IRA contribution, or moving an existing SIMPLE-IRA from another institution, Acorn can help you save for your retirement. This booklet (plus the Disclosure Statement in the regular IRA booklet) contains everything you need to open a SIMPLE-IRA at Acorn. Please take a moment to read it carefully. If you have any questions or need help with any of the forms, please call us at 1-800-962-1585.

We invite you to squirrel away your acorns for a day when you really need them, and look forward to a long and mutually rewarding relationship with you.

Very truly yours,




Ralph Wanger
President

General Information about SIMPLE-Individual Retirement Accounts

What is a SIMPLE-IRA?

     SIMPLE-IRAs are a new type of individual retirement account that became available for the first time in 1997. A SIMPLE-IRA is a special type of IRA, and is generally subject to the same rules that apply to all IRAs. However, as an individual you cannot make contributions directly to a SIMPLE-IRA (except for rollovers as described below). Instead, your employer must establish a SIMPLE-IRA plan, and make contributions to your SIMPLE-IRA on your behalf. As discussed below, an employer can generally establish a SIMPLE-IRA plan in any year in which it has no more than 100 eligible employees and does not maintain any other tax-qualified pension or profit-sharing plan (other than a frozen plan).

     If your employer establishes a SIMPLE-IRA plan and you are an eligible employee, you can elect to have up to $6,000 of your compensation in any year withheld and deposited in a SIMPLE-IRA on your behalf. Amounts that you elect to have deposited in your SIMPLE-IRA are not subject to federal income tax until you withdraw them (although they are subject to Social Security tax). In addition to the amount that you elect to have deposited in your SIMPLE-IRA, your employer must generally make an additional contribution to match the amount that you have withheld, up to a maximum of 3% of your compensation. The employer may elect to lower the maximum matching contribution to as low as 1% in some years, but may not lower the maximum match in more than two years out of every five. The employer may also elect to make a contribution equal to 2% of compensation for all eligible employees in any year instead of making matching contributions. All employees who have been paid at least $5,000 in two prior years and expect to be paid $5,000 in the current year must be eligible to participate (excluding nonresident aliens and union workers whose collective bargaining agreement does not provide for them to participate). The employer may also allow other employees to participate.

     Although SIMPLE-IRAs can only be established under a plan set up by an employer, each participating employee is the owner of his or her own SIMPLE-IRA account. All amounts deposited in your SIMPLE-IRA account are fully vested, and can be withdrawn at any time, as with any other type of IRA. However, amounts withdrawn are subject to tax, and tax penalties may also apply to amounts withdrawn before you reach the age of 59 1/2, as described in the Disclosure Statement.

     SIMPLE-IRA plans can generally be set up by an employer in any year in which it has not more than 100 employees who earned at least $5,000 in compensation in the prior year. However, in order to maintain a SIMPLE-IRA plan, the employer must not make any contributions to, or accrue any additional benefits under, any other tax qualified plan, including SEP-IRAs, tax sheltered annuities (403(b) plans), and governmental plans. In addition to traditional employers, self-employed persons and sole proprietors, nonprofit organizations, and government agencies, may establish SIMPLE-IRA plans if they otherwise qualify. In determining whether an employer has more than 100 employees, the employees of certain employers under common ownership must be combined. An employer that establishes a

SIMPLE-IRA plan when it has no more than 100 employees can continue to maintain it for two years after the number of its employees increases to more than 100.

Setting Up a SIMPLE-IRA Plan

     It is important to keep in mind the distinction between a SIMPLE-IRA plan and SIMPLE-IRA accounts. A SIMPLE-IRA plan is a written document established by an employer that specifies which employees are eligible to make contributions to SIMPLE-IRAs. SIMPLE-IRA accounts are the separate accounts established by each participating employee to hold and invest the contributions made on their behalf. An employer that wishes to establish a SIMPLE-IRA plan can use Form 5304-SIMPLE, which has been issued by the IRS for this purpose. Use of this forms is not mandatory, and an employer can also use a customized plan document. (The IRS has also issued Form 5305-SIMPLE, but this form can only be used if all employees are required to initially deposit their SIMPLE-IRA contributions with the same designated financial institution.)

     This booklet includes a Form 5304-SIMPLE that can be used by an employer that wishes to establish a SIMPLE-IRA plan. The employer will need to complete this Form to determine which employees will be eligible to participate, and how often employees will be able to make and change withholding elections. After completing the Form 5304-SIMPLE, the employer should execute the Form and retain it in its files. In addition, as discussed below, copies must be furnished to each eligible employee. Do not file Form 5304-SIMPLE with the IRS.

     Once the employer has established a SIMPLE-IRA plan, it must notify all eligible employees of their right to elect to have a portion of their compensation deferred under the plan. Each employee must be permitted to make a deferral election at least during the 60 day period immediately preceding the first day of the year (i.e., during the period from November 2 through December 31 of the preceding year.) However, if the employer establishes the plan later in the year, the 60 day period can precede the effective date of the plan. The employer may permit longer or more frequent election periods if it wishes to do so, but the 60 day election period prior to the beginning of the year is required.

     The employer must notify each employee of his or her right to make a deferral election immediately prior to the beginning of the required 60 day election period, and must also given each eligible employee a summary description of the plan. A model notice that can be given to each eligible employee is included with the materials immediately following Form 5304-SIMPLE, and the summary description requirement can be satisfied by attaching a copy of the completed Form 5304-SIMPLE to the notice. This notice and summary description must be given each year, NOT just in the first year in which the plan is established.

     In addition, an employer that establishes a SIMPLE-IRA plan must also furnish all participating employees with information regarding the procedures for withdrawing funds from their SIMPLE-IRA accounts, and the consequences of such withdrawals. Acorn will furnish this information directly to the participating employees who establish their SIMPLE-IRA accounts with Acorn.

Establishing a SIMPLE-IRA Account

     Although the employer establishes the SIMPLE-IRA plan, each participating employee must establish his or her own SIMPLE-IRA account to hold the contributions under the plan. Each employee is the absolute owner of his or her own account, and has the right to make withdrawals at any time. Enclosed with these materials are a copy of the Acorn Funds SIMPLE-IRA Account Agreement, which is used to establish an Acorn Funds SIMPLE-IRA. The Acorn Funds SIMPLE-IRA Account Agreement is in the form of IRS Form 5305-SA, which is automatically deemed acceptable by the Internal Revenue Service. The approval by the IRS relates only to the form of the account and not to the merits of using the account as a retirement plan.

     In order to establish an Acorn Funds SIMPLE-IRA, a participant must complete the Acorn Funds SIMPLE-IRA Application Form, which is included with these materials, and forward it to Acorn. The Application Form must also be signed by the employer who establishes the SIMPLE-IRA plan. The employer also must be notified to send all contributions made on behalf of the participant to Acorn. The employer should furnish the employee with the necessary forms to accomplish this notification.

Moving funds from another SIMPLE-IRA to an Acorn SIMPLE-IRA

     Acorn can help you to move funds from other SIMPLE-IRA custodians. This can be done in two ways: a custodian to custodian (or trustee to trustee) transfer (also known as a direct transfer), or a 60-day rollover of money you have withdrawn from another SIMPLE-IRA. Each method is explained below.

     Only funds from another SIMPLE-IRA can be transferred to an Acorn SIMPLE-IRA. Rollovers and direct transfers can NOT be made from any type of IRA other than another SIMPLE-IRA, or from a qualified plan or tax-deferred annuity.

     However, if you have funds in another SIMPLE-IRA and have participated in the SIMPLE-IRA plan for at least two years, you can roll those funds over into a regular IRA, and don't have to roll them into a SIMPLE-IRA (unless you plan to make additional SIMPLE-IRA contributions in the future.) For more information on permissible rollovers and direct transfers, see the Disclosure Statement.

Direct Transfer

     Acorn will arrange a direct transfer of assets from your current SIMPLE-IRA custodian or trustee directly to Acorn. In a direct transfer you do not receive the account proceeds during the transfer process. Your money goes directly from your old SIMPLE-IRA custodian to Acorn. You may make direct transfers between SIMPLE-IRAs as often as you choose.

     If you would like the transferred money to go into a new Acorn SIMPLE-IRA, complete both the transfer form, checking the box for a new Acorn SIMPLE-IRA, and the application, checking the box for a Direct Transfer. If the transferred money is to be invested in an existing Acorn SIMPLE-IRA, complete only the transfer form.

     The transfer form tells us about the SIMPLE-IRA assets you are transferring and provides information about your current custodian. This information should be on your most recent account statement. Complete the instructions authorizing your current custodian to transfer your account to Acorn and sign the transfer form. Please check with your present custodian to find out whether you will need to obtain a signature guarantee.

     Send the completed form(s) to Acorn in the envelope provided or to the address shown on the application. Acorn will arrange for the transfer of assets from your present custodian.

60-day Rollover from another SIMPLE-IRA

     If you physically receive money that was held in your SIMPLE-IRA with another custodian, you must deposit the money into an IRA within 60 days to avoid paying income tax. If this is not done within the 60-day time limit, you will have to pay income tax on the amount you have received, as well as possible penalties if you are under the age of 59 when you receive the money. You may make only one 60-day rollover per IRA in any twelve-month period.

     To establish a rollover account with money you have withdrawn from another SIMPLE-IRA, complete the Acorn SIMPLE-IRA application, checking the box for a 60-day rollover of an existing SIMPLE-IRA. Be sure that you forward your check in time for the funds to be received by State Street Bank no later than 60 days from the date on which the distribution from your SIMPLE-IRA was made.

Account Fees

     State Street Bank, as custodian, charges the following fees for an Acorn SIMPLE-IRA, per fund account:

                    Initial set-up fee          $ 5.00

                    Annual maintenance fee      $10.00

                    Disbursement fee            $10.00
                    (per withdrawal, except for automatic installment payments)

     The $5.00 per fund set-up fee will be deducted from your initial IRA contribution; to maximize the contribution that goes to work for you, add $5.00 for each fund in which your initial contribution will be invested to your contribution (or send us a separate check for the set-up fee). Acorn will also withdraw the annual maintenance fee(s) from your account(s) unless you send a check for those fee(s) when you receive Acorn's annual fee statement in November. If the disbursement fee applies, Acorn will deduct the $10.00 from each withdrawal.


--------------------------------------------------------------------------------
Minimum Investments             through 4/30/97             beginning 5/1/97
To open an IRA                       $200                         $1,000
To add to an IRA account              100                            100
--------------------------------------------------------------------------------

     Making an active and worry-free retirement possible means taking the time now to plan for your financial future. We hope that this booklet has been helpful and that you will make an Acorn SIMPLE-IRA part of your retirement plan.

                                                                    Form 5305-SA
                                                                 (December 1996)
                                                      Department of the Treasury
                                                        Internal Revenue Service


                             Acorn Investment Trust
                  Custodial Agreement for a SIMPLE-IRA Account

        (Under Sections 408(a) and 408(p) of the Internal Revenue Code)
                               (January 1, 1997)

                                   Article I

     The Custodian will accept cash contributions on behalf of the Participant by the Participant's employer under the terms of a SIMPLE plan described in 408(p). In addition, the Custodian will accept transfers or rollovers from other SIMPLE IRAs of the Participant. No other contributions will be accepted by the Custodian.

                                  Article II

     The Participant's interest in the balance in the Custodial Account is nonforfeitable.

                                  Article III

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the Custodial Account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                  Article IV

     1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Participant's interest in the Custodial Account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)- 2, the provisions of which are incorporated by reference.

     2. Unless otherwise elected by the time distributions are required to begin to the Participant under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

     3. The Participant's entire interest in the Custodial Account must be, or begin to be, distributed by the Participant's required beginning date (April 1 following the calendar year end in which the Participant reaches age 70 1/2). By that date, the Participant may elect, in a manner acceptable to the Custodian, to have the balance in the Custodial Account distributed in:

     (a)  A single sum payment.

     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Participant.

     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Participant and his or her designated beneficiary.

     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Participant's life expectancy.

     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Participant and his or her designated beneficiary.

     4. If the Participant dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

     (a) If the Participant dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

     (b) If the Participant dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Participant or, if the Participant has not so elected, at the election of the beneficiary or beneficiaries, either

     (i) Be distributed by December 31 of the year containing the fifth anniversary of the Participant's death, or

     (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Participant's death. If, however, the beneficiary is the Participant's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Participant would have reached age 70 1/2.

     (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Participant's required beginning date, even though payments may actually have been made before that date.

     (d) If the Participant dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

     5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Participant's entire Interest in the Custodial Account as of the close of business on December 31 of the preceding year by the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Participant and designated beneficiary as of their birthdays in the year the Participant reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                   Article V

     1. The Participant agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408(l)(2) and Regulations sections 1.408-5 and 1.408-6.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Participant prescribed by the Internal Revenue Service.

     3. The Custodian also agrees to provide the Participant's employer the summary description described in section 408(l)(2) unless this SIMPLE IRA is a transfer SIMPLE IRA.

                                  Article VI

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and 408(p) and related regulations will be invalid.

                                  Article VII

     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                 Article VIII

     1. Form of Contributions. All contributions and transfers shall be made only in cash.

     2.   Investment of Contributions.

     (a) As directed by the Participant in writing, all contributions shall be used by the Custodian to purchase Fund Shares. All income dividends and capital gains distributions shall be reinvested in shares of the Fund which declared such dividends or distributions unless the Participant elects in writing, in accordance with an opportunity to do so provided by the Fund declaring the dividend or distribution, to apply such dividend or distribution to purchase other Fund Shares available under this Agreement.

     (b) A Telephone Exchange Plan ("Exchange Plan"), as described in the prospectus(es) of the Funds is available hereunder. After the Custodian receives an Exchange Plan authorization deemed by the Custodian to be in proper form, the Custodian, upon receipt of telephonic instructions from any person representing himself to be the Participant, may redeem any Fund Shares held by the Custodian on behalf of the Participant and apply the proceeds toward the purchase of any other Fund Shares available hereunder, subject to and in accordance with the terms and conditions of the Exchange Plan. The Custodian shall be entitled to rely and act upon such telephonic instructions, and neither the Custodian, the Trust, any other Fund whose shares are available hereunder nor their officers, trustees, directors, employees or agents shall be liable for any liability, cost or expense for acting on any such instructions. In directing any exchange pursuant to the Exchange Plan, the Participant represents that he has obtained a current prospectus of the Fund into which the switch is to be made. The Participant authorizes and directs the Custodian to respond to any telephonic inquiries relating to the status of shares owned, including but not limited to the number of shares held. The Participant agrees that the authorizations, directions and restrictions contained herein will continue until the Custodian receives written notice of any change or revocation. The Participant agrees and understands that the Funds and the Custodian reserve the right to refuse any telephonic instructions.

     (c) All Fund Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee.

     3.   Beneficiaries; Distributions to Minors.

     (a) A Participant shall have the right by written notice to the Custodian to designate one or more beneficiaries to receive any amount to which the Participant may be entitled in the event of his death before the complete distribution of his interest, and to change any such beneficiary. Such designation or change shall be on the Beneficiary Form provided by the Trust, and shall be effective only when filed with the Custodian before the death of the Participant. Such designation may include contingent or successive beneficiaries. If no such designation is in effect on a Participant's death, or if no designated beneficiary is living on the date any payment becomes due after the Participant's death, such payment shall be made to the executor or administrator of the Participant's estate. However, if after the Participant's death, his surviving spouse is receiving payments over a specified period, the surviving spouse may designate a beneficiary to receive the balance of the Custodial Account, if any, on his or her death in accordance with the foregoing rules.

     (b) If any person to whom all or a portion of the Participant's interest is payable is a minor, payment of the minor's interest shall be made on behalf of the minor to the person designated by the Participant in the Beneficiary Form to receive the minor's interest as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute. If any person to whom all or a portion of the Participant's interest is payable is a minor and if either the Participant has not so designated a person to receive the minor's interest as such custodian, or the person so designated is unable to act (because of incapacity, failing or declining to act, death or otherwise), the Custodian shall:

     (i)  Distribute the interest to the legal guardian of such minor; or

     (ii) If no guardian has been appointed, designate an adult member of the minor's family, a guardian or a trust company (including the Custodian), as those terms are defined in the Massachusetts Uniform Transfers to Minors Act or similar statute, as custodian for such minor under the Massachusetts Uniform Transfers to Minors Act or similar statute and distribute such minor's interest to the person so designated. The person designated as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute shall hold, manage and distribute such property in accordance with the provisions of such statute including, if such statute so requires, a total distribution prior to age 21. The distribution of the Participant's interest to the guardian or the person designated as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute shall be a full discharge of the Custodian to the extent of the distribution so made.

     (c) The determination of the Custodian as to the person entitled to receive any distribution from the Custodial Account following the death of the Participant, if made in good faith, shall be conclusive and binding on all persons claiming an interest in the Participant Account; provided that nothing provided herein shall be construed to preclude the Custodian from filing an action in the nature of interpleader or other appropriate proceeding in a court of competent jurisdiction to determine the person entitled to receive such distribution. Any expenses incurred by the Custodian in determining the person entitled to receive a distribution from the Custodial Account, including without limitation attorneys fees in any such action, shall be reimbursed from the Custodial Account.

     4. Inalienability of Benefits. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind of any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

     5. Distributions to Surviving Spouse. If distributions from the Custodial Account are to be made to the Participant's surviving spouse, or to a trust of which the Participant's surviving spouse is the income beneficiary, the amount which the surviving spouse (or such trust) is entitled to receive in each year shall not be less than the income of the Custodial Account (or of the portion of the Custodial Account with respect to which the surviving spouse or such trust is the beneficiary) for such year, as determined under section 2056(b)(7) of the Code.

     6. Minimum Distributions; Election not to Recalculate Life Expectancies. The following provisions supplement the provisions of Article IV with respect to minimum required distributions, and shall control over the provisions of Article IV in the event of any inconsistency. All paragraph references in this paragraph 6 are to paragraphs of Article IV unless otherwise provided.

     (a) If the Participant fails to withdraw the entire balance in the Custodial Account by the April 1 of the year following the year in which he attains age 70 1/2, he shall be deemed to have elected to receive payments under paragraph 3(d) or, if he has a designated beneficiary (as determined under Part D of Proposed Regulations section 1.401(a)(9)-1) under paragraph 3(e). A beneficiary shall be deemed to have elected the method described in paragraph 4(b)(ii) if either he withdraws the minimum amount required for the first year under the method described in paragraph 4(b)(ii) and does not specifically elect the method described in paragraph 4(b)(i) by the end of such year, or if the date specified in paragraph 4(b)(i) occurs first and he has not withdrawn the entire balance in the Custodial Account by that time; otherwise, the beneficiary shall be deemed to have elected the method described in paragraph 4(b)(i).

     (b) If there is more than one beneficiary entitled to receive distributions on equal priority upon the death of the Participant or a prior beneficiary then, to the extent permitted by Proposed Regulations section 1.401(a)(9)-1, Q&A H-2, and subject to such requirements and limitations as the Custodian may establish, the Custodial Account may be divided into separate accounts for purposes of Article IV and this paragraph. Whenever distributions after the death of the Participant are to be made to the Participant's surviving spouse and to one or more beneficiaries other than the surviving spouse, and any provision of Article IV, this paragraph 6, or the minimum distribution requirements provides different treatment for the portion of the Custodial Account to be distributed to the surviving spouse, then such portion, and the income earned thereon, shall be separated and treated as a separate Custodial Account with respect to such surviving spouse.

     (c) Notwithstanding the references to "equal or substantially equal" payments, if the Participant or a beneficiary is receiving distributions under paragraph 3(d), 3(e), or 4(b)(ii), he may withdraw amounts that exceed the minimum amount required by paragraph 5 in any year, provided that any excess shall not be credited against the minimum amount required to be withdrawn in subsequent years. Withdrawals may also be made at irregular intervals, provided that the minimum amount required for each year shall be withdrawn by the last day of such year, except that the minimum amount for the year in which the Participant attains age 70 1/2, but no subsequent year, may be withdrawn by April 1 of the following year.

     (d) In lieu of the methods of recalculating life expectancies annually as specified in paragraph 2, the Participant may elect for purposes of paragraph 3(c) or 3(d), and the Participant's surviving spouse may elect for purposes of paragraph 4(b)(ii), to have his life expectancy, or his and his designated beneficiary's joint and last survivor life expectancy, or the surviving spouse's life expectancy, initially calculated in the year specified in paragraph 5 and thereafter reduced by one year in each subsequent year. All elections described in this paragraph 6(d) shall be made in writing in accordance with procedures established by the Custodian and the Proposed Regulations or successors thereto. Such elections must be made and, if made, shall be irrevocable after the date upon which distributions are required to commence under paragraph 3 or 4(b)(ii).

     (e) All references to the Proposed Regulations section 1.401(a)(9)-1 and 1.401(a)(9)-2 contained in Article IV and this paragraph 6 include the applicable provisions of Proposed Regulations section 1.408-8 applying such Proposed Regulations to individual retirement accounts, any subsequent amendments to any such Proposed Regulations, and the applicable provisions of the permanent Regulations, when issued, all of which are incorporated by reference and shall control over any contrary provision of this Agreement. Reference to specific provisions of the Proposed Regulations shall not be construed to limit reference to other provisions where appropriate in the interpretation of Article IV and this paragraph 6.

     (f) For all purposes of Article IV and this paragraph 6, life expectancy and joint-life and last-survivor expectancy are calculated based on information provided by the Participant (or the Participant's authorized agent, beneficiary, executor, or administrator) using the expected return multiples under Treasury Regulations Section 1.72-9. The Custodian will not be liable for errors in such calculations resulting from its reliance on such information.

     (g) Notwithstanding anything herein to the contrary, all distributions shall be made by the Custodian in such manner and in such amounts as may be specified in written instructions received from time to time by the Participant or the beneficiary, as the case may be and all such instructions shall be deemed to constitute a certification by the Participant or beneficiary that the distribution so directed is one that the Participant or beneficiary is permitted to receive. In addition, the Custodian shall have no liability with respect to any distribution from the Account in accordance with the directions of the Participant or beneficiary or the failure to make a distribution in the absence of such instructions or any consequences thereof including, but not limited to, excise and other taxes and penalties which might accrue or be assessed, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto. If any assets held on the Participant's behalf in a Custodial Account are transferred directly to a trustee or Custodian of another individual retirement account described in Code Section 408(a) established for the Participant, it shall be the Participant's responsibility to ensure that any requested minimum distribution required by Article IV is made prior to giving the Custodian such transfer instructions.

     (h) Any annuity contract purchased for the Participant pursuant to this Agreement shall be immediately distributed to the Participant, and the custodial relationship shall terminate upon such distribution.

     7.   Administration.

     (a) Except as otherwise provided in this Agreement, the Custodian shall, as directed in writing, on behalf of the Participant:

     (i)  Receive contributions pursuant to the provisions of the Agreement;

     (ii) Hold, invest and reinvest the contributions in Fund Shares;

     (iii)Register any property in the Custodial Account in the name of the custodian or its nominee; and

     (iv) Make distributions from the Custodial Account in cash or in Fund Shares pursuant to the provisions of this Agreement.

     (b) In addition to the provisions of Article V, the Custodian shall deliver or cause to be executed and delivered to the Participant all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to assets credited to the custodial account. No Fund Shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from the Participant.

     (c) The Custodian shall keep accurate and detailed account of its receipts, investments and disbursements. As soon as practicable after the end of each calendar year, and whenever required by regulations adopted under the Act or the Code, the Custodian shall file with the Participant a written report of the Custodian's transactions relating to the Custodial Account during the period from the last previous accounting, and shall file such other reports with the Internal Revenue Service as may be required of the Custodian by regulation.

     (d) Unless the Participant sends the Custodian written objection to a report within 60 days after its receipt, the Participant shall be deemed to have approved such report, and in such case the Custodian shall be forever released and discharged with respect to all matters and things included therein. The Custodian may seek a judicial settlement of its accounts. In any such proceeding the only necessary party thereto in addition to the Custodian shall be the Participant unless otherwise required by law.

     (e) The Custodian shall have no duties whatsoever except such duties as are specifically provided for herein, and no implied covenant or obligation shall be read into this Agreement against the Custodian. The Custodian shall not be liable for a mistake in judgment, for any action taken, or any failure to act, in good faith, or for any loss that is not a result of its gross negligence, except as expressly required by the Act and regulations promulgated thereunder. In performing its duties under this Agreement, the Custodian may hire agents, experts and attorneys and may delegate discretionary powers to, and rely upon information and advice furnished by, such agents, experts and attorneys.

     (f) The Participant agrees to indemnify and hold the Custodian harmless from and against any liability that the Custodian may incur in the administration of the Custodial Account, unless arising from the Custodian's own gross negligence or willful misconduct.

     (g) The Custodian shall be under no duty to question any direction of the Participant with respect to the investment of contributions, or to make suggestions to the Participant with respect to the investment, retention or disposition of any contributions or assets held in the Custodial Account.

     (h) The Custodian shall pay out of the Custodial Account expenses of administration, including the fees of counsel employed by the Custodian, taxes, if any, and its fees for maintaining the Custodial Account, which are set forth in the Disclosure Statement but may be revised from time to time by the Custodian and the Trust. The Custodian may sell Fund Shares and use the proceeds of sale to pay the foregoing fees and expenses.

     (i) The Custodian may resign as Custodian of any Participant's Custodial Account or as Custodian of all accounts adopted under the provisions of this Plan, in either case upon 30 days' prior notice to the Trust and 30 days' prior notice to each Participant who will be affected by such resignation. If the Trust or the Participant does not appoint a successor custodian within 30 days after the mailing of such notice, the Custodian will terminate the Custodial Account.

     (j) The Participant shall be solely and fully responsible for all taxes and penalties which might accrue or be assessed with respect to any excess contributions, premature distributions or distributions which are below the annual minimum distribution required.

     (k) The Custodian shall be entitled to receive and may charge against the Participant's Custodial Account such reasonable compensation for its services in accordance with its fee schedule as from time to time in effect, and shall also be entitled to reimbursement of its expenses as Custodian under this Agreement. The Custodian will notify the Participant in writing of any change in its fee schedule.

     (l) This Agreement and the Custodial Account created hereby shall be subject to the applicable laws, rules and regulations, as the same may from time to time be amended, of the Federal government and the Commonwealth of Massachusetts and the agencies and instrumentalities of each having jurisdiction thereof, and shall be governed by and construed, administered and enforced according to the law of the Commonwealth of Massachusetts. All contributions to the Custodial Account shall be deemed to take place in the Commonwealth of Massachusetts.

     (m) The Custodian and Participant hereby waive and agree to waive right to trial by jury in an action or proceeding instituted in respect to this Custodial Account. The Participant further agrees that the venue of any litigation between him and the Custodian with respect to the Custodial Account shall be in the County of Suffolk, Commonwealth of Massachusetts.

     (n) All communications or notices required or permitted to be given herein shall be deemed to be given upon receipt by the Custodian at P. O. Box 8502, Boston, MA 02266-8502,
by the Trust at 227 W. Monroe St., #3000, Chicago, IL, 60606, or the Participant at his most recent address shown in the Custodian's records. The Participant agrees to advise the Custodian promptly, in writing, of any change of address.

     8.   The Trust

     (a)  The Participant delegates to the Trust the power with respect to this
Agreement: (i) to remove the Custodian and select a successor Custodian; and
(ii) to amend this Agreement as provided in paragraph 9.

     (b) The powers herein delegated to the Trust shall be exercised by such officer thereof as the Trust may designate from time to time, and shall be exercised only when similarly exercised with respect to all other Participants establishing SIMPLE-IRA accounts.

     (c) Neither the Trust nor any officer director, trustee, board, committee, employee or member of the Trust shall incur any liability of any nature to the Participant or beneficiary or other person in connection with any act done or omitted to be done in good faith in the exercise of any power or authority herein delegated to the Trust.

     (d) If the Trust shall hereafter determine that it is no longer desirable for the Trust to continue to exercise any of the powers hereby delegated to the Trust, it may relieve itself of any further responsibilities hereunder by notice in writing to the Participant and the Custodian at least 60 days before the date on which the Trust proposes to discontinue the exercise of the powers delegated to it.

     9.   Amendment and Termination.

     (a) The Participant delegates to the Trust the power to amend this Agreement (including retroactive amendment). A copy of any such amendment shall be furnished to the Custodian, and no such amendment shall have the effect of increasing the duties or obligations of the Custodian until it has been approved by the Custodian. A copy of any such amendment shall also be furnished to the Participant, but no delay in furnishing such copy shall affect the effectiveness of such amendment.

     (b) The Participant may amend his/her Application (including retroactive amendment) by submitting to the Custodian (i) a copy of such amended Application, and (ii) evidence satisfactory to the Custodian that the Agreement as amended by such amended Application will continue to qualify as a SIMPLE-Individual Retirement Account under the provisions of section 408 of the Code.

     (b) No amendment shall be effective if it would cause or permit (i) any part of the Custodial Account to be diverted to any purpose that is not for the exclusive benefit of the Participant and his beneficiaries; (ii) the Participant to be deprived of any portion of his interest in the Custodial Account, unless such action is taken in order to satisfy qualification requirements under the Code; or (iii) the imposition of an additional duty on the Custodian without its written consent.

     (c) The Participant reserves the right to terminate his adoption of this Agreement by instrument in writing signed by him and filed with the Custodian.

     (d) In the event that the assets of any investment company (including any series of the Trust) in which the Custodial Account is invested are transferred to or acquired by any other investment company or other commingled investment fund which is a permissible investment for an individual retirement account, by merger or otherwise, the Trust may make such amendments to this Agreement, or take such other action, as it may determined to be necessary or appropriate to accomplish such transaction and the exchange of Fund Shares for shares or other appropriate units of ownership in such successor fund. The consent of the Participant shall not be required for any such amendment or action, but the Participant shall be promptly notified thereof, and shall have the right to withdraw the funds in the Custodial Account without fee, charge, load or penalty of any kind.

     10.  Definitions.

     Whenever used in this Agreement, the following terms shall have the meanings set forth below unless otherwise expressly provided herein:

     (a) Act. The Employee Retirement Income Security Act of 1974, as amended from time to time.

     (b) Agreement. This Custodial Agreement for a SIMPLE-IRA Account, including the Application, as amended from time to time.

     (c) Application. The SIMPLE-Individual Retirement Account Application, constituting an agreement between the Participant and the Custodian, by which the Participant adopts this Agreement

     (d) Code. The Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

     (e) Custodial Account. The account established for the Participant pursuant to this Agreement.

     (f)  Custodian.  The bank named in the Application.

     (g) Fund Shares. Shares issued by the Trust or shares of any other regulated investment company for which the Custodian acts as transfer agent and which may be available hereunder from time to time pursuant to an agreement between the Custodian and the Trust. No Fund shall be available for investment under this Agreement (i) before the date the prospectus for that Fund discloses its availability, (ii) with respect to any Participant who resides in any state or other jurisdiction in which shares of the Fund are not available for sale, or
(iii) with respect to any Participant not eligible to purchase Fund shares directly, when sales of Fund shares are restricted.

     (h) Participant. The individual who adopts this Agreement as provided therein.

     (i)  Trust.  Acorn Investment Trust, a regulated investment company.

     11.  Conflict in Provisions.  To the extent that any of the provisions of
Article VIII shall conflict with the provisions of Articles IV, V, or VII, the provisions of Article VIII shall prevail.

     12. Loss of Exemption. If the Custodian receives notice that the Participant's Account has lost its tax-exempt status under section 408 of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Participant the entire balance in the Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such notice.

                     FORMS THAT MAY BE USED BY AN EMPLOYER
                         TO ESTABLISH A SIMPLE-IRA PLAN


     In order to establish a SIMPLE-IRA plan, an employer may complete the blanks in Form 5304-SIMPLE contained in the following pages, and execute the Form. This form should be kept with the employer's records. Do not file Form 5304-SIMPLE with the Internal Revenue Service. Form 5304-SIMPLE is a form issued by the Internal Revenue Service, not by Acorn.

     You must also notify each eligible employee of his or her right to elect to make contributions to a SIMPLE-IRA. This notice must be given to each employee EACH YEAR prior to the beginning of the period during which he or she may elect to make such contributions, which must be at least 60 days in length. A copy of a model notice that can be used for this purpose is enclosed, and immediately follows Form 5304-SIMPLE. A copy of the completed Form 5304-SIMPLE must be attached to this notice.

     Each employee who wishes to participate must elect to have a portion of his or her compensation withheld and deposited into a SIMPLE-IRA account. A written election form that can be used for this purpose is also enclosed. You can also use any other election form that provides the same information.

     Finally, each employee who elects to participate must open an Acorn Funds SIMPLE-IRA account. A copy of the SIMPLE-IRA application form should also be furnished to each eligible employee. If the employer makes contributions to all eligible employees, rather than just the employees who elect to participate, and any employee fails to complete a SIMPLE-IRA application, the employer may complete the application for the employee.

     Form 5304-SIMPLE and the attached notification and election forms are promulgated by the Internal Revenue Service, not by Acorn. Copies of these forms are provided solely as a convenience, and Acorn has no responsibility for these forms or the manner in which they are prepared or utilized by the employer. Each employer may also use individually drafted documents for to establish a SIMPLE-IRA plan, or to notify employees or allow them to elect deferrals. Consult your own tax and legal advisors before using these forms.

Form 5304-SIMPLE              Savings Incentive Match Plan   OMB No. 1545-1502
(December 1996)                  for Employees of Small      -----------------
                                   Employers (SIMPLE)        DO NOT File with
Department of the Treasury   (Not Subject to the Designated    the Internal
Internal Revenue Service      Financial Institution Rules)    Revenue Service
--------------------------------------------------------------------------------

_______________________________________establishes the following SIMPLE
      Name of Employer

plan under section 408(p) of the Internal Revenue Code and pursuant to the instructions contained in this form.
--------------------------------------------------------------------------------
Article I--Employee Eligibility Requirements (Complete appropriate box(es) and blanks--see instructions.)
--------------------------------------------------------------------------------
1 General Eligibility Requirements. The Employer agrees to permit salary reduction contributions to be made in each calendar year to the SIMPLE IRA established by each employee who meets the following requirements (select either 1a or 1b):

    a[_] Full Eligibility. All employees are eligible.
    b[_] Limited Eligibility. Eligibility is limited to employees who are described in both (i) and (ii) below:

         (i) Current compensation. Employees who are reasonably expected to receive at least $_______________in compensation (not to exceed $5,000) for the calendar year.

         (ii) Prior compensation. Employees who have received at least $__________ in compensation (not to exceed $5,000) during any __________ calendar year(s) (insert 0, 1, or 2) preceding the calendar year.

2    Excludable Employees (OPTIONAL)
     [_] The Employer elects to exclude employees covered under a collective bargaining agreement for which retirement benefits were the subject of good faith bargaining.
--------------------------------------------------------------------------------
Article II--Salary Reduction Agreements (Complete the box and blank, if appropriate--see instructions.)
--------------------------------------------------------------------------------
1 Salary Reduction Election. An eligible employee may make a salary reduction election to have his or her compensation for each pay period reduced by a percentage. The total amount of the reduction in the employee's compensation cannot exceed $6,000* for any calendar year.

2    Timing of Salary Reduction Elections

   a For a calendar year, an eligible employee may make or modify a salary reduction election during the 60-day period immediately preceding January 1 of that year. However, for the year in which the employee becomes eligible to make salary reduction contributions, the period during which the employee may make or modify the election is a 60-day period that includes either the date the employee becomes eligible or the day before.

   b In addition to the election periods in 2a, eligible employees may make salary reduction elections or modify prior elections_______________________ __________________________________________________(If the Employer chooses this option, insert a period or periods (e.g. semi-annually, quarterly, monthly, or daily) that will apply uniformly to all eligible employees.)

   c No salary reduction election may apply to compensation that an employee received, or had a right to immediately receive, before execution of the salary reduction election.

   d An employee may terminate a salary reduction election at any time during the calendar year. [_] If this box is checked, an employee who terminates a salary reduction election not in accordance with 2b may not resume salary reduction contributions during the calendar year.
--------------------------------------------------------------------------------
Article III--Contributions (Complete the blank, if appropriate--see instructions.)
--------------------------------------------------------------------------------
1 Salary Reduction Contributions. The amount by which the employee agrees to reduce his or her compensation will be contributed by the Employer to the employee's SIMPLE IRA.

2    Other Contributions

   a Matching Contributions

     (i) For each calendar year, the Employer will contribute a matching contribution to each eligible employee's SIMPLE IRA equal to the employee's salary reduction contributions up to a limit of 3% of the employee's compensation for the calendar year.

     (ii) The Employer may reduce the 3% limit for the calendar year in (i) only if:

          (1) The limit is not reduced below 1%; (2) The limit is not reduced for more than 2 calendar years during the 5-year period ending with the calendar year the reduction is effective; and (3) Each employee is notified of the reduced limit within a reasonable period of time before the employees' 60-day election period for the calendar year (described in Article II, item 2a).

   b Nonelective Contributions

     (i) For any calendar year, instead of making matching contributions, the Employer may make nonelective contributions equal to 2% of compensation for the calendar year to the SIMPLE IRA of each eligible employee who has at least $___________________ (not more than $5,000) in compensation for the calendar year. No more than $160,000* in compensation can be taken into account in determining the nonelective contribution for each eligible employee.

     (ii) For any calendar year, the Employer may make 2% nonelective contributions instead of matching contributions only if:

          (1) Each eligible employee is notified that a 2% nonelective contribution will be made instead of a matching contribution; and

          (2) This notification is provided within a reasonable period of time before the employees' 60-day election period for the calendar year (described in Article II, item 2a).

3    Time and Manner of Contributions

   a The Employer will make the salary reduction contributions (described in 1 above) for each eligible employee to the SIMPLE IRA established at the financial institution selected by that employee no later than 30 days after the end of the month in which the money is withheld from the employee's pay. See instructions.

   b The Employer will make the matching or nonelective contributions (described in 2a and 2b above) for each eligible employee to the SIMPLE IRA established at the financial institution selected by that employee no later than the due date for filing the Employer's tax return, including extensions, for the taxable year that includes the last day of the calendar year for which the contributions are made.
--------------------------------------------------------------------------------
For Paperwork Reduction Act Notice, see Instructions.           Cat No. 23377W
Form 5304-SIMPLE (12-96)

Form 5304-SIMPLE (12-96)                                                 Page 2
--------------------------------------------------------------------------------
Article IV--Other Requirements and Provisions
--------------------------------------------------------------------------------
1 Contributions in General. The Employer will make no contributions to the SIMPLE IRAs other than salary reduction contributions (described in Article III, item 1) and matching or nonelective contributions (described in Article III, items 2a and 2b).

2 Vesting Requirements. All contributions made under this SIMPLE plan are fully vested and nonforfeitable.

3 No Withdrawal Restrictions. The Employer may not require the employee to retain any portion of the contributions in his or her SIMPLE IRA or otherwise impose any withdrawal restrictions.

4 Selection of IRA Trustee. The employer must permit each eligible employee to select the financial institution that will serve as the trustee, custodian, or issuer of the SIMPLE IRA to which the employer will make all contributions on behalf of that employee.

5 Amendments To This SIMPLE Plan. This SIMPLE plan may not be amended except to modify the entries inserted in the blanks or boxes provided in Articles I, II, III, VI, and VII

6  Effects Of Withdrawals and Rollovers

   a An amount withdrawn from the SIMPLE IRA is generally includible in gross income. However, a SIMPLE IRA balance may be rolled over or transferred on a tax-free basis to another IRA designed solely to hold funds under a SIMPLE plan. In addition, an individual may roll over or transfer his or her SIMPLE IRA balance to any IRA on a tax-free basis after a 2-year period has expired since the individual first participated in a SIMPLE plan. Any rollover or transfer must comply with the requirements under section 408.

   b If an individual withdraws an amount from a SIMPLE IRA during the 2-year period beginning when the individual first participated in a SIMPLE plan and the amount is subject to the additional tax on early distributions under section 72(t), this additional tax is increased from 10% to 25%.

--------------------------------------------------------------------------------
Article V--Definitions
--------------------------------------------------------------------------------

1    Compensation

   a General Definition of Compensation. Compensation means the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in section 6051(a)(3)) and the employee's salary reduction contributions made under this plan, and, if applicable, elective deferrals under a section 401(k) plan, a SARSEP, or a section 403(b) annuity contract and compensation deferred under a section 457 plan required to be reported by the Employer on Form W-2 (as described in section 6058(a)(8)).

   b Compensation for Self-Employed Individuals. For self-employed individuals, compensation means the net earnings from self-employment determined under section 1402(a) prior to subtracting any contributions made pursuant to this plan on behalf of the individual.

2 Employee. Employee means a common-law employee of the Employer. The term employee also includes a self-employed individual and a leased employee described in section 414(n) but does not include a nonresident alien who received no earned income from the Employer that constitutes income from sources within the United States.

3 Eligible Employee. An eligible employee means an employee who satisfies the conditions in Article I, item 1 and is not excluded under Article 1, item 2.

4    SIMPLE IRA. A SIMPLE IRA is an individual retirement account described in section 408(a), or an individual retirement annuity described in section 408(b), to which the only contributions that can be made are contributions under a SIMPLE plan and rollovers or transfers from another SIMPLE IRA.
--------------------------------------------------------------------------------
Article VI--Procedures for Withdrawal. (The employer will provide each employee with the procedures for withdrawals of contributions received by the financial institution selected by that employee, and that financial institution's name and address (by attaching that information or inserting it in the space below) unless: (1) that financial institution's procedures are unavailable. or (2) that financial institution provides the procedures directly to the employee. See Employee Notification section in the instructions.)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
Article VII--Effective Date
--------------------------------------------------------------------------------

This SIMPLE plan is effective______________________________. (See instructions.)


                                  * * * * *

---------------------------------         --------------------------------------
Name of Employer                          By:  Signature                 Date


---------------------------------         --------------------------------------
Address of Employer                       Name and title

*This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.
--------------------------------------------------------------------------------

Form 5304-SIMPLE (12-96)                                                  Page 3
--------------------------------------------------------------------------------
                    Model Notification to Eligible Employees


I.   Opportunity to Participate in the SIMPLE Plan

     You are eligible to make salary reduction contributions to the ___________ SIMPLE plan. This notice and the attached summary description provide you with information that you should consider before you decide whether to start, continue, or change your salary reduction agreement.

II.  Employer Contribution Election

     For the ___________calendar year, the employer elects to contribute to your SIMPLE IRA (employer must select either (1), (2), or (3)):

     [_] (1) A matching contribution equal to your salary reduction contributions up to a limit of 3% of your compensation for the year;

     [_] (2) A matching contribution equal to your salary reduction contributions up to a limit of ____% (employer must insert a number from 1 to 3 and is subject to certain restrictions) of your compensation for the year; or

     [_] (3) A nonelective contribution equal to 2% of your compensation for the year (limited to $160,000*) if you are an employee who makes at least $___________(employer must insert an amount that is $5,000 or less) in compensation for the year.

III. Administrative Procedures

     If you decide to start or change your salary reduction agreement, you must complete the salary reduction agreement and return it to_______________________ _________________________________________________(employer should designate a place or individual) by__________________________ (employer should insert a date that is not less than 60 days after notice is given).

IV.  Employee Selection of Financial Institution

You must select the financial institution that will serve as the trustee, custodian, or issuer of your SIMPLE IRA and notify your employer of your selection.

--------------------------------------------------------------------------------

                        Model Salary Reduction Agreement



I.   Salary Reduction Election

     Subject to the requirements of the SIMPLE plan of_________________________ _______________(name of employer) I authorize____% or $_______________ (which equals____% of my current rate of pay) to be withheld from my pay for each pay period and contributed to my SIMPLE IRA as a salary contribution.

II.  Maximum Salary Reduction

     I understand that the total amount of my salary reduction contributions in any calendar year cannot exceed $6,000.*


III. Date Salary Reduction Begins

     I understand that my salary reduction contributions will start as soon as permitted under the SIMPLE plan and as soon as administratively feasible or, if later,_________________________________(Fill in the date you want the salary reduction contributions to begin. The date must be after you sign this agreement.)

IV.  Employee Selection of Financial Institution

     I select the following financial institution to serve as the trustee, custodian, or issuer of my SIMPLE IRA.

     ----------------------------------------------------------------------
     Name of financial institution

     ----------------------------------------------------------------------
     Address of financial institution

     ----------------------------------------------------------------------
     SIMPLE IRA account name and number

     I understand that I must establish a SIMPLE IRA to receive any contributions made on my behalf under this SIMPLE plan. If the information regarding my SIMPLE IRA is incomplete when I first submit my salary reduction agreement, I realize that it must be completed by the date contributions must be made under the SIMPLE plan. If fail to update my agreement to provide this information by that date, I understand that my employer may select a financial institution for my SIMPLE IRA.

V.   Duration of Election

     This salary reduction agreement replaces any earlier agreement and will remain in effect as long as I remain an eligible employee under the SIMPLE plan or until I provide my employer with a request to end my salary reduction contributions or provide a new salary reduction agreement as permitted under this SIMPLE plan.

Signature of employee
                     ------------------------------------------------------

Date
                     ------------------------------------------------------

*This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.
--------------------------------------------------------------------------------

Form 5304-SIMPLE (12-96)                                                  Page 4
--------------------------------------------------------------------------------

Paperwork Reduction
Act Notice

You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

     The time needed to complete this form will vary depending on individual circumstances. The estimated average time is:
Recordkeeping..........................3 hr., 38 min.
Learning about the law or the form.....2 hr., 26 min.
Preparing the form............................47 min.

  If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to the Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-00001. DO NOT send this form to this address. Instead, keep it for your records.

General Instructions
Section references are to the Internal Revenue Code unless otherwise noted.

Note: The instructions for this form are designed to assist in the establishment and administration of the SIMPLE plan; they are not intended to supersede any provisions in the SIMPLE plan.

Purpose of Form
Form 5304-SIMPLE is a model Savings Incentive Match Plan for Employees of Small Employers (SIMPLE) plan document that an employer may use to establish a SIMPLE plan described in section 408(p), under which each eligible employee is permitted to select the financial institution for his or her SIMPLE IRA. It is important that you keep this form for your records. DO NOT file this form with the IRS. For more information, see Pub. 560, Retirement Plans for the Self-Employed, and Pub. 590, individual Retirement Arrangements (IRAs).

Instructions for the Employer
Which Employers May Establish and Maintain a SIMPLE Plan?
You are eligible to establish and maintain a SIMPLE plan only if you meet both of the following requirements:

  1. Last calendar year, you had no more than 100 employees (including self-employed individuals) who earned $5,000 or more in compensation from you during the year. If you have a SIMPLE plan but later exceed this 100-employee limit, you will be treated as meeting the limit for the two years following the calendar year in which you last satisfied the limit. If the failure to continue to satisfy the 100-employee limit is due to an acquisition or similar transaction involving your business, special rules apply. Consult your tax advisor to find out if you can still maintain the plan after the transaction.

  2. You do not maintain during any part of the calendar year another qualified plan with respect to which contributions are made, or benefits are accrued, for service in the calendar year. For this purpose, a qualified plan (defined in section 219(g)(5)) includes a qualified pension plan, a profit-sharing plan, a stock bonus plan, a qualified annuity plan, a tax-sheltered annuity plan, and a simplified employee pension (SEP) plan.

  Certain related employers (trades or businesses under common control) must be treated as a single employer for purposes of the SIMPLE requirements. These are: (1) a controlled group of corporations under section 414(b); (2) a partnership or sole proprietorship under common control under section 414(c); or
(3) an affiliated service group under section 414(m). In addition, if you have leased employees required to be treated as your own employees under the rules of section 414(n), then you must count all such leased employees for the requirements listed above.

What is a SIMPLE Plan?
A SIMPLE plan is a written arrangement that provides you and your employees with a simplified way to make contributions to provide retirement income for your employees. Under a SIMPLE plan, employees may choose whether to make salary reduction contributions to the SIMPLE plan rather than receiving these amounts as part of their regular compensation. In addition, you will contribute matching or nonelective contributions on behalf of eligible employees (see Employee Eligibility Requirements below and Contributions on page 5). All contributions under this plan will be deposited into a SIMPLE individual retirement account or annuity established for each eligible employee with the financial institution selected by each eligible employee (SIMPLE IRA).

  The information provided below is intended to help you understand and administer the rules of your SIMPLE plan.

When to Use Form
5304-SIMPLE
A SIMPLE plan may be established by using this Model Form or any other document that satisfies the statutory requirements. Thus, you are not required go use Form 5304-SIMPLE to establish and maintain a SIMPLE plan. Further do not use Form 5304-SIMPLE if:

  1. You want to require that all SIMPLE plan contributions initially go to a financial institution designated by you. (i.e., you do not want to permit each of your eligible employees to choose a financial institution that will initially receive contributions.) However, Form 5305-SIMPLE, Savings Incentive Match Plan for Employees of Small Employers (SIMPLE) (for Use With a Designated Financial Institution), may be used in such a case;

  2. You want employees who are nonresident aliens receiving no earned income from you that constitutes income from sources within the United States to be eligible under this plan; or

  3.  You want to establish a SIMPLE 401(k) plan.

Completing Form
5304-SIMPLE
Page 1 and 2 of Form 5304-SIMPLE contain the operative provisions of your SIMPLE plan. This SIMPLE plan is considered adopted when you have completed all appropriate

Form 5304-Simple (12-96)                                                  Page 5
--------------------------------------------------------------------------------

boxes and blanks and it has been executed by you.
          The SIMPLE plan is a legal document with important tax consequences for you and your employees. You may want to consult with your attorney or tax advisor before adopting this plan.

Employee Eligibility
Requirements (Article 1)
Each year for which this SIMPLE plan is effective, you must permit salary reduction contributions to be made by all of your employees who are reasonably expected to receive at least $5,000 in compensation from you during the year, and who received at least $5,000 in compensation from you in any 2 preceding years. However, you can expand the group of employees who are eligible to participate in the SIMPLE plan by completing the options provided in Article I, items 1a and 1b. To choose full eligibility, check the box in Article I, item 1a. Alternatively, to choose limited eligibility, check the box in Article I, item 1b, and then insert $5,000 or a lower compensation amount (including zero) and 2 or a lower number of years of service in the blanks in (i) and (ii) of
Article I, item 1b.

          In addition, you can exclude from participation those employees covered under a collective bargaining agreement for which retirement benefits were the subject of good faith bargaining. You may do this by checking the box in Article I, item 2.

Salary Reduction
Agreements (Article II)
As indicated in Article II, item 1, a salary reduction agreement permits an eligible employee to make a salary reduction election to have his or her compensation for each pay period reduced by a percentage (expressed as a percentage or dollar amount). The total amount of the reduction in the employee's compensation cannot exceed $6,000* for any calendar year.

Timing of Salary Reduction Elections
For a calendar year, an eligible employee may make or modify a salary reduction election during the 60-day period immediately preceding January 1 of that year. However, for the year in which the employee becomes eligible to make salary reduction contributions, the period during which the employee may make or modify the election is a 60-day period that includes either the date the employee becomes eligible or the day before.

     You can extend the 60-day election periods to provide additional opportunities for eligible employees to make or modify salary reduction elections using the blank in Article II, item 2b. For example, you can provide that eligible employees may make new salary reduction elections or modify prior elections for any calendar quarter during the 30 days before that quarter.

     You may use (but are not required to) the Model Salary Reduction Agreement on page 3 to enable eligible employees to make or modify salary reduction elections.

     Employees must be permitted to terminate their salary reduction elections at anytime. They may resume salary reduction contributions if permitted under
Article II, item 2b. However, by checking the box in Article II, item 2d, you may prohibit an employee who terminates a salary reduction election outside the normal election cycle from resuming salary reduction contributions during the remainder of the calendar year.

Contributions (Article III)
Only contributions described below may be made to this SIMPLE plan. No additional contributions may be made.

Salary Reduction Contributions
As indicated in Article III, item 1, salary reduction contributions consist of the amount by which the employee agrees to reduce his or her compensation. You must contribute the salary reduction contributions to the financial institution selected by each eligible employee.

Other Contributions
Matching Contributions
In general, you must contribute a matching contribution to each eligible employee's SIMPLE IRA equal to the employee's salary reduction contributions. This matching contribution cannot exceed 3% of the employee's compensation. See Definition of Compensation, below.

     You may reduce this 3% limit to a lower percentage, but not lower than 1%. You cannot lower the 3% limit for more than 2 calendar years out of the 5-year period ending with the calendar year the reduction is effective.

Note: If any year in the 5-year period described above is a year before you first established any SIMPLE plan, you will be treated as making a 3% matching contribution for that year for purposes of determining when you may reduce the employer matching contribution.

     In order to elect this option, you must notify the employees of the reduced limit within a reasonable period of time before the applicable 60-day election periods for the year. See Timing of Salary Reduction Elections above.

Nonelective contributions.--Instead of making a matching contribution, you may, for any year, make a nonelective contribution equal to 2% of compensation for each eligible employee who has at least $5,000 in compensation for the year. Nonelective contributions may not be based on more than $160,000* of compensation.

     In order to elect to make nonelective contributions, you must notify employees within a reasonable period of time before the applicable 60-day election periods for such year. See Timing of Salary Reduction Elections above.

Note: Insert $5,000 in Article III, item 2b(i) to impose the $5,000 compensation requirement. You may expand the group of employees who are eligible for nonelective contributions by inserting a compensation amount lower than $5,000.

Effective Date (Article VII)
Insert in Article VII, the date you want the provisions of the SIMPLE plan to become effective. You must insert January 1 of the applicable year unless this is the first year for which you are adopting any SIMPLE plan. If this is the first year for which you are adopting a SIMPLE plan, you may insert any date between January 1 and October 1, inclusive of the applicable year. Do not insert any date before January 1, 1997.


*This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.